Exhibit (a)(5)(viii)

To create the ultimate coffee experience in every life we touch from tree to cup – transforming the way the world understands business

GMCR

Purpose Statement

FORTUNE

100 FASTEST GROWING COMPANIES

100 FASTEST-GROWING COMPANIES

DEFYING THE DOWNTURN

FASTEST-GROWING

2009 RANK (2008 RANK) COMPANY / TICKER / STOCK PRICE 6/5/09	EARNINGS-PER-SHARE GROWTH Three-year annual rate / RANK	NET INCOME Past four quarters (millions)	REVENUE GROWTH Three-year annual rate / RANK	REVENUE Past four quarters (millions)	TOTAL RETURN Three-year annual rate (total-return S&P 500)* / RANK	P/E Current fiscal year est.	COMMENTS
11 GREEN MT. COFFEE ROASTERS GMCR $61.47 WATERBURY, VT.	52% 44	$40.8	51% 26	$543.4	69% 1	60	Single-cup Keurig coffee brewers fueled growth at the Vermont-based roaster.
12 INTERCONTINENTALEXCHANGE ICE [illegible] ATLANTA	47% 54	$300.9	72% 3	$837.4	25% 21	22	Nine-year-old firm known as ICE runs commodities/futures exchanges.
13 DARLING INTERNATIONAL DAR $2.26 (20) IRVING, TEXAS	159% 6	$37.9	42% 19	[illegible]	13% 48	15	[illegible]
14 MILLICOM INTL. CELLULAR MICC $76.80 LUXEMBOURG	151% 4	$-57.2	50% 23	$3,404.6	7% 66	16	Luxembourg mobile-phone provider added customers in emerging markets.
15 OPEN TEXT OTEX [illegible] WATERLOO, ONTARIO	182% 1	$64.7	27% 32	$782.6	38% 13	14	[illegible] helps 46,000 customers track documents for compliance needs.
16 VISTAPRINT[1] VPRT $42.56 HAMILTON, BERMUDA	60% 47	$51.3	58% 24	$498.3	17% 42	30	[illegible]
17 ELBIT SYSTEMS ESLT [illegible] HAIFA, ISRAEL	72% 25	[illegible]	34% 40	$2,673.2	35% 16	16	Israel's largest non-state-owned defense firm [illegible] unmanned aircraft.
18 ITC HOLDINGS ITC $46.14 NOVI, MICH.	45% 57	$112.4	53% 21	$631.3	13% 76	20	[illegible]
19 PEGASYSTEMS PEGA [illegible] CAMBRIDGE, MASS.	79% 28	$15.7	28% 72	$226.5	62% 4	41	J.P. Morgan Chase and Target use [illegible] to automate tasks like fraud management.
20 HMS HOLDINGS HMSY $16.17 NEW YORK	39% 65	$23.3	49% 30	$199.5	56% 7	37	[illegible] for Medicaid, which is expanding as unemployment rises.
21 AZZ AZZ [illegible] FORT WORTH	70% 30	$42.2	31% 66	[illegible]	38% 12	14	Treats steel for use in electric-power grid, will benefit from government stimulus.
22 CELGENE CELG $51.20 SUMMIT, N.J.	93% 13	$270.3	61% 17	[illegible]	0% 85	21	[illegible]
23 NATUS MEDICAL BABY $14.72 SAN CARLOS, CALIF.	137% 8	$15.6	47% 31	$158.3	5% 72	40	[illegible]
24 DIANA SHIPPING DSX $14.71 ATHENS	43% 61	$200.3	54% 17	$321.2	19% 39	10	The global shipping company [illegible] fleet to accommodate growing demand.
25 STIFEL FINANCIAL SF [illegible] ST. LOUIS	39% 68	[illegible]	47% 30	[illegible]	27% 13	24	[illegible]
26 SPARTAN MOTORS SPAR $5.34 CHARLOTTE, MICH.	56% 40	[illegible]	37% 50	[illegible]	21% 32	13	[illegible]
27 BUCYRUS INTERNATIONAL BUCY $21.24 SOUTH MILWAUKEE, WIS.	65% 41	$216.1	71% 3	$2,534.6	5% 78	9	High commodity prices for much of 2008 drove demand for its mining equipment.
28 M&F WORLDWIDE MFW $13.73 NEW YORK	44% 58	$106.5	110% 7	$1,838.5	7% 64	n.a.	Ron Perelman-controlled company owns [illegible] check-printing business.

*Through June 30, 2009. [illegible] n.a. Not available.
[1]Reincorporating in the Netherlands [illegible]

No. 11
GREEN MT. COFFEE ROASTERS

GMCR

BREWING a better world GMCR

No. 11 No. 11 Green Green Mt. Coffee Mt. Coffee Roasters Roasters

Financial Performance Net Sales
(In Millions)
+46%
FY’08
+61%
FY’09
Compound 3-year Annual Net Sales Growth Rate
of 53% (’07-’09) and 53% (’08-’10 Est.)
+50%- 55%
FY’10 EST.
Source:  GMCR Press Release dated November 11, 2009
$162
$225
$342
$500
$803
$0
$100
$200
$300
$400
$500
$600
$700
$800
$900
$1,000
$1,100
$1,200
$1,300
$1,400
FY'05 FY'06 FY'07 FY'08 FY'09 FY'10 Est.

GMCR – Crafting Great Coffees
Synergy of Single Cup
• Keurig Brewing System
Specialty Coffee
• Brands known for Quality
Corporate Social and Environmental Responsibility
• Giving back to local & global communities
• 5% of Pre-tax Profits donated
Employee Culture
• Talented teams across our business (1,750+ employees strong)

Tully's Coffee

Timothy's World Coffee

Keurig

KEURIG

Green Mountain Coffee

Newman's Own Organics

The Second Generation

GMCR

Specialty Coffee Business Unit Specialty Coffee Business Unit Keurig Business Unit Keurig Business Unit

Our Coffee Brands
Green Mountain Coffee, Tully’s Coffee, and Timothy’s World Coffee
Shared Commitments
• Our three owned coffee brands share a commitment to
providing high quality coffee and acting in a socially
responsible manner.
Unique Experiences
• Our brands are also distinct from each other, offering
unique coffee experiences and brand values to
consumers.

TULLY'S
COFFEE
GREEN
MOUNTAIN
COFFEE
WORLD
Timothy's
COFFEE

GMCR

Complementary Brands
Shared Strengths
• Superior quality specialty coffees known for great taste and variety
• Multi-channel distribution model with geographic penetration strategy
• Commitment to social responsibility and sustainable business practices
• Talented and committed workforce
• History of growth and innovation

TULLY'S
COFFEE
WORLD
Timothy's
COFFEE
GREEN
MOUNTAIN
COFFEE
NEWMAN'S OWN
ORGANICS
CARIBOU
COFFEE

GMCR

Expanding Our Footprint in North America

Partnering with Supply Chain Communities
Partnering with Supply Chain Communities
Supporting Local Communities
Supporting Local Communities
Building Demand for Sustainable Products
Building Demand for Sustainable Products
Working Together for Change
Working Together for Change
Protecting the Environment
Protecting the Environment
Creating a great place to work
Corporate Social & Environmental
Responsibility

Our GMCR Team